SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 12, 2005

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Signatures
Press Release dated December 12, 2005

Sierra Pacific Resources/Sierra Pacific Power Company
Section 8—Other Events
Item 8.01 Other Events
On December 12, 2005, Sierra Pacific Power Company, a subsidiary of Sierra Pacific Resources, received the approval of the Public Utility Commission of Nevada (PUCN) to move forward on the construction of a new 514-megawatt, combined cycle natural gas power plant at its Tracy Generating Station, which is located 17 miles east of Reno, Nevada. The facility is expected to commence operations by June 2008. The estimated construction cost for the facility is approximately $420 million. The PUCN approval also identified the Tracy Combined Cycle Project as a critical facility, which will allow the Company to receive an additional 1.5 percent return on equity for its investment in the plant.
A copy of the Company’s press release announcing the PUCN approval is filed herewith as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release dated December 12, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: December 13, 2005	By:
/s/ John E. Brown

John E. Brown
Controller

Sierra Pacific Power Company

(Registrant)

Date: December 13, 2005	By:
/s/ John E. Brown

John E. Brown
Controller